Exhibit 99.1

Contact:	Robert Jaffe
Investor Relations
424-288-4098
zqk@quiksilver.com

Quiksilver Reports Fiscal 2013 Fourth Quarter, Full Year

Financial Results

—Company Makes Progress on Profit Improvement Plan Initiatives;

Continues to Reduce Operating Costs—

Huntington Beach, California, December 12, 2013—Quiksilver, Inc. (NYSE:ZQK) today announced financial results for the fiscal 2013 fourth quarter and full year ended October 31, 2013.

“We made solid progress on key elements of our Profit Improvement Plan over the last few months,” said Andy Mooney, President and Chief Executive Officer of Quiksilver, Inc. “During the fourth quarter, we continued right-sizing our global operations, closing underperforming retail stores, trimming our global athlete roster, divesting non-core operations and making important headway in establishing global controls in the supply chain management processes. In November, we acquired full ownership of our high-growth operations in Brazil and Mexico and entered into our first substantial licensing agreement.

“I am pleased that our cost reduction efforts generated an increase of $3 million and $7 million in pro forma adjusted EBITDA for the fourth quarter and second half of fiscal 2013, respectively, versus the comparable prior year periods,” continued Mooney. “While net revenues were lower due to the expected decrease in DC brand sales, we generated higher gross margin and drove down selling, general and administrative expenses.”

As previously announced, the company sold its snowboard business, Mervin Manufacturing, and intends to pursue the divestiture of other non-core businesses. As a result, Quiksilver has reclassified the current and prior year operating results of Mervin and the other non-core businesses as discontinued operations. All of the results presented below represent the company’s continuing operations.

Please refer to the accompanying tables for a reconciliation of GAAP results from continuing operations to certain non-GAAP results from continuing operations, including pro-forma income/(loss), pro-forma income/(loss) per share attributable to Quiksilver, Inc., adjusted EBITDA and pro-forma adjusted EBITDA, for the fourth quarter and full year ended October 31, 2013 and 2012, net revenues in historical and constant currency, and a definition of our emerging markets.

Fiscal 2013 Fourth Quarter Review:

The following comparisons refer to results of continuing operations for the fourth quarter of fiscal 2013 versus the fourth quarter of fiscal 2012.

Net revenues were $476 million compared with $529 million, and were down 9%, or $47 million, in constant currency.

•	Americas net revenues decreased 15% to $223 million from $263 million, and were down 14% in constant currency.

Quiksilver, Inc. Reports Fiscal 2013 Fourth Quarter Financial Results

December 12, 2013

•	EMEA net revenues decreased 6% to $168 million from $179 million, and were down 9% in constant currency.

•	APAC net revenues decreased 4% to $83 million from $86 million, but were up 9% in constant currency.

Gross margin increased to 47.0% of net revenues compared with 45.6%, due to gross margin improvement in the EMEA region, partially offset by a modest decline to gross margin in the APAC region.

SG&A expense decreased $7 million to $220 million from $227 million, primarily due to reduced expenses related to employee compensation, marketing expenses and administrative costs.

Pro-forma Adjusted EBITDA from continuing operations increased to $35 million from $32 million.

Provision for income taxes was $157 million, which included a $157 million charge related to recording valuation allowances against certain deferred tax assets in the company’s EMEA segment, versus benefit for income taxes of $10 million.

Net loss from continuing operations attributable to Quiksilver, Inc. was $175 million, or $1.04 per share, versus net loss from continuing operations attributable to Quiksilver, Inc. of $0.4 million, or $0.00 per diluted share.

Pro-forma loss from continuing operations, which excludes a non-cash tax valuation allowance and the after-tax impact of restructuring and other special charges, non-cash asset impairments, gain on store sale and non-cash interest charges, was $7 million, or $0.04 per share, versus pro-forma income from continuing operations of $8 million, or $0.05 per diluted share.

Fiscal 2013 Q4 Net Revenue Highlights:

Net revenues from continuing operations (in constant currency) by brand and channel for the fourth quarter of fiscal 2013 compared with the fourth quarter of fiscal 2012 were as follows.

Brands (constant currency):

•	Quiksilver was flat at $190 million;

•	Roxy was flat at $137 million; and,

•	DC decreased $47 million, or 25%, to $139 million.

Distribution channels (constant currency):

•	Wholesale revenues decreased 12% to $353 million;

•	Retail revenues increased slightly to $107 million. Same-store sales in company-owned retail stores were flat. Company-owned retail stores totaled 631 at the end of fiscal 2013 compared with 605 at the end of fiscal 2012; and,

•	E-commerce revenues grew 22% to $16 million.

Quiksilver, Inc. Reports Fiscal 2013 Fourth Quarter Financial Results

December 12, 2013

Emerging markets generated net revenue growth of 32% in constant currency.

Fiscal 2013 Full Year Review:

The following comparisons refer to results of continuing operations for the full year of fiscal 2013 versus the full year of fiscal 2012.

Net revenues were $1.81 billion compared with $1.94 billion, and were down 6%, or $110 million, in constant currency.

•	Americas net revenues decreased 7% to $893 million from $961 million, and were down 6% in constant currency.

•	EMEA net revenues decreased 6% to $632 million from $672 million, and were down 7% in constant currency.

•	APAC net revenues decreased 8% to $282 million from $306 million, and were flat in constant currency.

Gross margin decreased slightly to 48.2% of net revenues compared with 48.5%, with gross margin declines on DC brand sales in the Americas wholesale channel, largely offset by gross margin improvement in the EMEA wholesale channel.

SG&A expense decreased $31 million to $858 million from $888 million, primarily due to reduced expenses related to employee compensation, marketing expenses and administrative costs.

Pro-forma Adjusted EBITDA from continuing operations was $118 million compared with $141 million.

Provision for income taxes was $166 million, which included a $157 million charge related to recording valuation allowances against certain deferred tax assets in the company’s EMEA segment, compared with $4 million.

Net loss from continuing operations attributable to Quiksilver, Inc. was $239 million, or $1.43 per share, compared with $18 million, or $0.11 per share.

Pro-forma loss from continuing operations, which excludes a non-cash tax valuation allowance and the after-tax impact of restructuring and other special charges, non-cash asset impairments, gain on store sale and non-cash interest charges, was $38 million, or $0.23 per share, versus pro-forma income from continuing operations of $0.1 million, or $0.00 per diluted share.

Fiscal 2013 Net Revenue Highlights:

Net revenues from continuing operations (in constant currency) by brand and channel for the full year of fiscal 2013 compared with the full year of fiscal 2012 were as follows.

Quiksilver, Inc. Reports Fiscal 2013 Fourth Quarter Financial Results

December 12, 2013

Brands (constant currency):

•	Quiksilver decreased 7% to $721 million;

•	Roxy decreased 2% to $511 million; and,

•	DC decreased 8% to $542 million.

Distribution channels (constant currency):

•	Wholesale revenues decreased 8% to $1.29 billion;

•	Retail revenues decreased 1% to $447 million. Same-store sales in company-owned retail stores were flat; and,

•	E-commerce revenues grew 25% to $69 million.

Emerging markets generated net revenue growth of 21% in constant currency.

About Quiksilver:

Quiksilver, Inc., one of the world’s leading outdoor sports lifestyle companies, designs, produces and distributes branded apparel, footwear and accessories. The company’s apparel and footwear brands, inspired by a passion for outdoor action sports, represent a casual lifestyle for young-minded people who connect with its boardriding culture and heritage. The company’s Quiksilver, Roxy, and DC brands have authentic roots and heritage in surf, snow and skate. The company’s products are sold in more than 100 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores, select department stores and through various e-commerce channels. Quiksilver’s corporate headquarters are in Huntington Beach, California.

Forward-looking statements:

This press release contains forward-looking statements including, but not limited to, statements regarding divestiture of non-core businesses and management’s expectations for improved sales, efficiency and profitability in the future. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Quiksilver undertakes no obligation to update these statements, which are made only as of the date of this press release. For the factors that could cause actual results to differ materially from expectations, please refer to Quiksilver’s SEC filings and specifically the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

* * * * *

NOTE: For further information about Quiksilver, Inc., please visit our website at www.quiksilverinc.com. We also invite you to explore our brand sites, www.quiksilver.com, www.roxy.com and www.dcshoes.com.

FINANCIAL TABLES FOLLOW

Quiksilver, Inc. Reports Fiscal 2013 Fourth Quarter Financial Results

December 12, 2013

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Twelve months ended
In thousands, except per share amounts	October 31,		October 31,
	2013	2012	2013	2012

Revenues, net	$475,913	$529,230	$1,810,570	$1,941,849
Cost of goods sold	252,241	287,997	938,139	1,000,530

Gross profit	223,672	241,233	872,431	941,319
Selling, general and administrative expense	220,404	227,361	857,557	888,250
Asset impairments	1,675	6,678	12,327	7,234

Operating income	1,593	7,194	2,547	45,835
Interest expense	20,000	15,354	71,049	60,885
Foreign currency loss/(gain)	319	3,067	4,689	(1,709)

Loss before provision/(benefit) for income taxes	(18,726)	(11,227)	(73,191)	(13,341)

Provision/(benefit) for income taxes	157,496	(9,738)	166,220	3,904

Loss from continuing operations	(176,222)	(1,489)	(239,411)	(17,245)
Income from discontinued operations, net of tax	3,647	4,736	6,201	7,263

Net (loss)/income	(172,575)	3,247	(233,210)	(9,982)
Less: net loss/(income) attributable to non-controlling interest	1,463	1,112	645	(774)

Net (loss)/income attributable to Quiksilver, Inc.	$(171,112)	$4,359	$(232,565)	$(10,756)

Loss per share from continuing operations attributable to Quiksilver, Inc.:
Basic	$(1.04)	$(0.00)	$(1.43)	$(0.11)
Diluted	$(1.04)	$(0.00)	$(1.43)	$(0.11)

Income per share from discontinued operations attributable to Quiksilver, Inc.:
Basic	$0.02	$0.03	$0.04	$0.04
Diluted	$0.02	$0.03	$0.04	$0.04

Weighted average common shares outstanding:
Basic	168,796	165,227	167,255	164,245
Diluted	168,796	165,227	167,255	164,245

Amounts attributable to Quiksilver, Inc.:
Loss from continuing operations	$(174,759)	$(377)	$(238,766)	$(18,019)
Income from discontinued operations, net of tax	3,647	4,736	6,201	7,263

Net (loss)/income	$(171,112)	$4,359	$(232,565)	$(10,756)

Quiksilver, Inc. Reports Fiscal 2013 Fourth Quarter Financial Results

December 12, 2013

QUIKSILVER, INC. AND SUBSIDIARIES

INFORMATION RELATED TO OPERATING SEGMENTS (UNAUDITED)

	Three months ended		Twelve months ended
In thousands	October 31,		October 31,
	2013	2012	2013	2012
Revenues, net:
Americas	$223,204	$263,228	$893,333	$960,719
EMEA	168,317	179,032	631,546	671,991
APAC	83,025	86,357	282,070	305,518
Corporate operations	1,367	613	3,621	3,621

	475,913	529,230	1,810,570	1,941,849

Gross Profit:
Americas	$91,882	$108,167	$370,288	$408,361
EMEA	91,222	89,652	358,175	376,929
APAC	40,856	43,296	143,874	156,328
Corporate operations	(288)	118	94	(299)

	223,672	241,233	872,431	941,319

SG&A Expense:
Americas	$73,752	$88,008	$319,736	$349,350
EMEA	88,261	82,480	324,346	322,715
APAC	37,624	42,229	146,389	157,145
Corporate operations	20,767	14,644	67,086	59,040

	220,404	227,361	857,557	888,250

Asset Impairments:
Americas	$1,182	$4,711	$9,211	$5,267
EMEA	381	560	3,004	560
APAC	112	1,407	112	1,407
Corporate operations	—	—	—	—

	1,675	6,678	12,327	7,234
Operating Income/(Loss):
Americas	$16,948	$15,448	$41,341	$53,744
EMEA	2,580	6,612	30,825	53,654
APAC	3,120	(340)	(2,627)	(2,224)
Corporate operations	(21,055)	(14,526)	(66,992)	(59,339)

	1,593	7,194	2,547	45,835

Definition of Emerging Markets:

The company's references to emerging markets in this press release refer to net revenues from continuing operations generated in Brazil, Mexico, Korea, China, Indonesia, Taiwan and Russia, collectively.

Quiksilver, Inc. Reports Fiscal 2013 Fourth Quarter Financial Results

December 12, 2013

QUIKSILVER, INC. AND SUBSIDIARIES

GAAP TO PRO-FORMA RECONCILIATION (UNAUDITED)

In thousands, except per share amounts	Three months ended October 31,		Twelve months ended October 31,
	2013	2012	2013	2012
Net loss from continuing operations attributable to Quiksilver, Inc.	$(174,759)	$(377)	$(238,766)	$(18,019)
Restructuring and other special charges, net of tax of $3,486, $1,586, $6,517 and $2,719, respectively	9,032	6,223	29,449	15,415
Non-cash asset impairments, net of tax of $388, $233, $1,129 and $265, respectively	1,287	6,445	11,198	6,969
Gain on store sale, net of tax of $(1,819) (2012)	—	(4,245)	—	(4,245)
Non-cash interest charges, net of tax of $0 for all periods	—	—	3,179	—
Non-cash tax valuation allowance	157,123	—	157,123	—

Pro-forma (loss)/income from continuing operations	(7,317)	8,046	(37,817)	120

Pro-forma (loss)/income per share from continuing operations
Basic	$(0.04)	$0.05	$(0.23)	$0.00
Diluted	$(0.04)	$0.05	$(0.23)	$0.00
Weighted average common shares outstanding:
Basic	168,796	165,227	167,255	164,245
Diluted	168,796	178,348	167,255	178,907

Quiksilver, Inc. Reports Fiscal 2013 Fourth Quarter Financial Results

December 12, 2013

QUIKSILVER, INC. AND SUBSIDIARIES

ADJUSTED EBITDA & PRO-FORMA ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

In thousands	Three months ended October 31,		Twelve months ended October 31,
	2013	2012	2013	2012
Net loss from continuing operations attributable to Quiksilver, Inc.	$(174,759)	$(377)	$(238,766)	$(18,019)
Provision/(benefit) for income taxes	157,496	(9,738)	166,220	3,904
Interest expense	20,000	15,354	71,049	60,885
Depreciation and amortization	12,977	13,494	49,958	52,418
Non-cash stock-based compensation expense	5,361	5,280	21,556	22,552
Non-cash asset impairments	1,675	6,678	12,327	7,234

Adjusted EBITDA	22,750	30,691	82,344	128,974
Restructuring and other special charges	12,518	1,745	35,649	12,070

Pro-forma Adjusted EBITDA	35,268	32,436	117,993	141,044

Definition of Adjusted EBITDA and Pro-forma Adjusted EBITDA:

Adjusted EBITDA is defined as net income (loss) from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) provision/(benefit) for income taxes, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) non-cash asset impairments. Pro-forma Adjusted EBITDA is defined as Adjusted EBITDA excluding restructuring and other special charges (including, but not limited to, reserves and other charges associated with restructuring activities, non-operating charges for gains and losses on lease exit activities, as well as severance and other employee termination costs as a result of downsizing and reorganization). Adjusted EBITDA and Pro-forma Adjusted EBITDA are not defined under generally accepted accounting principles (“GAAP”), and may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA and Pro-forma Adjusted EBITDA, along with other GAAP measures, as measures of profitability because Adjusted EBITDA and Pro-forma Adjusted EBITDA compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments, the effect of non-cash stock-based compensation expense and restructuring and other special charges. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and the expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the non-cash impact of our asset base. We also remove from Pro-forma Adjusted EBITDA the impact of certain reserves and charges associated with restructuring activities, non-operating charges for gains and losses on lease exit activities, as well as severance and other employee termination costs as these costs are not typically part of normal, day-to-day operations. Adjusted EBITDA and Pro-forma Adjusted EBITDA have limitations as profitability measures in that they do not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense, the effect of asset impairments and the effect of restructuring and other special charges.

Quiksilver, Inc. Reports Fiscal 2013 Fourth Quarter Financial Results

December 12, 2013

SUPPLEMENTAL EXCHANGE RATE INFORMATION

(Unaudited)

In order to better understand growth rates in our operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. The following table presents net revenues from continuing operations by segment in both historical currency and constant currency for the three months ended October 31, 2013 and 2012 (in thousands):

	Americas	EMEA	APAC	Corporate	Total
Historical currency (as reported):
October 31, 2013	$223,204	$168,317	$83,025	$1,367	$475,913
October 31, 2012	263,228	179,032	86,357	613	529,230
Percentage decrease	-15%	-6%	-4%		-10%

Constant currency (current year exchange rates):
October 31, 2013	223,204	168,317	83,025	1,367	475,913
October 31, 2012	260,083	185,496	76,255	634	522,468
Percentage (decrease)/increase	-14%	-9%	9%		-9%

The following table presents net revenues from continuing operations by segment in both historical currency and constant currency for the fiscal years ended October 31, 2013 and 2012 (in thousands):

	Americas	EMEA	APAC	Corporate	Total
Historical currency (as reported):
October 31, 2013	$893,333	$631,546	$282,070	$3,621	$1,810,570
October 31, 2012	960,719	671,991	305,518	3,621	1,941,849
Percentage decrease	-7%	-6%	-8%		-7%

Constant currency (current year exchange rates):
October 31, 2013	893,333	631,546	282,070	3,621	1,810,570
October 31, 2012	953,500	680,763	282,735	3,657	1,920,655
Percentage decrease	-6%	-7%	0%		-6%

Quiksilver, Inc. Reports Fiscal 2013 Fourth Quarter Financial Results

December 12, 2013

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED SELECTED BALANCE SHEET INFORMATION (UNAUDITED)

In thousands	October 31, 2013	October 31, 2012
Cash and cash equivalents	$57,280	$41,823
Trade accounts receivable, net	411,638	410,774
Inventories	337,715	326,877
Lines of credit and long-term debt	831,300	757,969

QUIKSILVER, INC. AND SUBSIDIARIES

DISCONTINUED OPERATIONS

ADJUSTED EBITDA & PRO-FORMA ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Fiscal 2013
In thousands	Q1	Q2	Q3	Q4	Full Year
Net income from discontinued operations attributable to Quiksilver, Inc.	$439	$79	$2,036	$3,647	$6,201
Provision for income taxes	275	49	1,274	2,282	3,880
Interest expense/(income)	6	(45)	(19)	34	(24)
Depreciation and amortization	276	345	416	507	1,544

Adjusted and Pro-forma Adjusted EBITDA from discontinued operations	996	428	3,707	6,470	11,601